Calculation of Filing Fee Tables
S-3
Cohen & Co Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	600,000	$ 12.85	$ 7,710,000.00	0.0001381	$ 1,064.75
Fees to be Paid	2	Equity	Preferred Stock Purchase Rights	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,710,000.00		$ 1,064.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,064.75
Offering Note
[1]	This Registration Statement on Form S-3 (this "Registration Statement") of Cohen & Company Inc. (the "Registrant") registers the resale of 600,000 shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"), by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such additional shares of Common Stock, as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. Calculated pursuant to Rule 457(a) under the Securities Act based upon the average ($12.85) of the high ($13.20) and low ($12.50) prices of the Common Stock reported by the NYSE American LLC on May 12, 2026, which is within five (5) business days prior to the date of this Registration Statement.

[2]	Each share of Common Stock is accompanied by a right to purchase a unit consisting of one ten-thousandth of a share of the Registrant's Series C Junior Participating Preferred Stock, par value $0.001 per share, pursuant to a Rights Agreement between the Registrant and Computershare Inc., as Rights Agent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date